UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 1.01.	Entry into a Material Definitive Agreement.

Bioanalytical Systems, Inc. (the "Company") entered into an agreement with Pettifer Estates Limited (the "Landlord") and Bioanalytical Systems Limited, a subsidiary of the Company (the "Tenant") on October 11, 2007 (the "Agreement"), for the construction of a building which will eventually house the Company’s contract services and instruments operations, as well as laboratories, sales and technical support services in Warwickshire, United Kingdom. According to the Agreement, the Landlord is obligated to ensure the construction of the building meets the Company's specifications and the Tenant is obligated to pay the Landlord £278,452.00. The estimated completion date for the construction is March 17, 2008. The Agreement also calls for the parties to enter into a lease for the 6,655 square feet of office space. The lease has a term of 15 years and the rent will be £116,462.50 per year.

The foregoing description of the Agreement and lease is qualified in its entirety by reference to the complete terms of each of the documents, a copy of which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	Agreement for Lease, by and among Bioanalytical Systems, Inc., Bioanalytical Systems Limited and Pettifer Estates Limited, dated October 11, 2007.

10.2	Form of Lease, by and among Bioanalytical Systems, Inc., Bioanalytical Systems Limited and Pettifer Estates Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: October 17, 2007	By:	/s/ Michael R. Cox
Michael R. Cox, Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement for Lease, by and among Bioanalytical Systems, Inc., Bioanalytical Systems Limited and Pettifer Estates Limited, dated October 11, 2007.

10.2	Form of Lease, by and among Bioanalytical Systems, Inc., Bioanalytical Systems Limited and Pettifer Estates Limited